Exhibit 99.(p)(14)

MFS® Code of Ethics Policy December 16, 2019 Personal Investing Applies to AllMFS full-time, part-time and temporary employees globally All MFS contractors, interns and co-ops who have been notified by Compliance that they are subject to this policy The inherent nature of MFS’ services in selecting and trading securities has the potential to create a real or apparent conflict of interest with your personal investing activities. As a result, every individual subject to this policy has a fiduciary duty to avoid taking personal advantage of any knowledge of our clients’ investment activities. All MFS entities Questions? iComply@mfs.com Compliance Helpline, x54290 Ryan Erickson, x54430 Elysa Aswad, x54535 Following the letter and spirit of the rules in this policy is central to meeting client expectations and ensuring that we remain a trusted and respected firm. For more information on administration such as regulatory authority, supervision, interpretation and escalation, monitoring, related policies, amendment or recordkeeping please click this link.

Rules That Apply to Everyone Your fiduciaryduty Alwaysplaceclientinterestsaheadofyourown.Youmust never: Takeadvantageof your position atMFS to misappropriate investment opportunities from MFS clients.  Seek to defraud an MFS client or do anything that could have the effect of creating fraud or manipulation.  Mislead a client. Account reporting obligations Make sure you understand which accounts are reportable accounts. To determine whether an account is reportable, ask the following questions: 1 Is the account one of the following? - A brokerage account. – Any other type of account (such as employee stock option or stock purchase plans) in which you have the ability to hold or trade reportable securities (see the list of reportable securities on page 7). – Any account, including MFS-sponsored retirement or benefit plans,that holds a reportable fund (seedefinition of reportable fund on page 7 and a list of these funds on iComply). 2 Is any of the following true? – You beneficially own the account. – The account is beneficially owned by your spouse or domestic partner. – The account is beneficially owned by another member of your Ensure that MFS receives account statements for all your reportableaccounts.Depending on the type of account or your location, you may need to provide them to Compliance directly. Promptlyreportanynewly openedreportableaccountorany existing account that has become reportable (including those at an approved broker). This includes accounts that become reportableaccounts through life events, such as marriage, divorce, power of attorney or inheritance. ADDITIONAL REQUIREMENT FOR US EMPLOYEES Does not include interns, contractors, co-ops, or temporary employees Maintain your reportable accounts at an approved broker. When you join MFS, if you have accounts at non-approved brokers you must close them or move them to an approved broker (list available on iComply). In rare cases, if you file a request that includes valid reasons for an exception, we may permit you to maintain a reportable account at a broker not on the approved broker list (for instance, if you have a fully discretionary account). household such as a parent, sibling or child for whom you provide financial support, such as sharing of household expenses. – The account is beneficially owned by anyone who you claim as a tax deduction. – The account is controlled by you or another member of your household (other than to fulfill duties of employment) for whom you provide financial support, such as sharing of household expenses. If you answered “yes” to both questions, the account is reportable. Personal Investing | Page 2 HELPFUL TO KNOW Beneficial ownership The concept of beneficial ownership is broader than that of outright ownership. Anyone who is in a position to benefit from the gains or income from, or who controls, an account or investment is considered to have beneficial ownership. This means that this policy applies not only to you, but to others that share beneficial ownership in these accounts or securities. See examples on page 6. Frequently Asked Questions on the topic can be found here.

ADDITIONAL REQUIREMENTS FOR APPOINTED REPRESENTATIVES IN SINGAPORE Provide a copy of the contract note for any trade of any security, including reportable securities and non-reportable securities, to Singapore Compliance, within 7 days of the trade. Check with Singapore Compliance on the information you must provide. Ethical Personal Investing Never trade securities based on the improper use of information,andneverhelpanyoneelsetodoso.Thisincludes any trade based on:  InformationabouttheinvestmentsofanyMFSclient,including front-running and tailgating (trading just before or just after a similar trade for a client account).  Confidential information or inside information (information about the issuer of a security, or the security itself, thatis both material and non-public). Donottradeexcessively.At MFS, personal tradingis a privilege,not a right. It should never interfere with your job performance. MFS may limit the number of trades you are allowed during a given period, or may discipline you for trading excessively. In addition, frequent trading in MFS funds may trigger other penalties, as described in the relevant fund prospectuses. Do not accept investment discretion over accounts that are not yours. In limited circumstances, and with advance approval from Compliance, you may be allowed to assume power of attorney relating to financial or investment matters for another person or entity. If you become an executor or trustee of an estate and it involves control over a securities account, you must notify Compliance upon assuming the role, and you must meet any reporting or pre-clearance obligations that apply. Do not participate in any investment contest or club. This applies whether or not any compensation or prize is awarded. Do not trade securities that MFS has restricted. Follow MFS’ instructionswhen you arenotified of a restriction indesignated securities. DonotinvestinMFS-sub-advisedETFs.For a full list of these funds, see the iComply system. Personal Investing | Page 3 Securities reporting obligations Make sure you understand which securities are reportable securities. This includes most stocks, bonds, MFS funds, exchange-traded funds (ETFs), futures, options, structured products, private placements and other unregistered securities even if they are not held in a reportable account. See the table on page 7. Report all applicable accounts, transactions and holdings timely. Use the iComply system and submit all reports by these deadlines:  InitialAccounts& Holdingsreports: Submitwithin10calendar days of hire or upon an access level change. Information about these holdings must be no more than 45 days old when submitted.  Quarterly Personal Transaction Report: Submit within 30 days of the end of each calendar quarter.  Annual Holdings Report: Submit within 30 days of the end of each calendar year. Note that you must submit each report even if no transactions or other changes occurred during the time period. The Quarterly Personal Transaction Reports do not need to include:  Transactions or holdings in non-reportable securities.  Transactionsor holdingsindiscretionaryaccounts for which there is an approval on file with Compliance.  Involuntary transactions, such as automatic investment plans, dividendreinvestments,etc.The AnnualHoldingsReport, however, must reflect these transactions. HELPFUL TO KNOW Discretionary accounts and automatic investment plans Discretionary accounts (accounts that are managed for you by a third-party registered investment adviser or bank or trust company) and transactions made under an automatic investment plan (such as an Employee Stock Ownership Plan) are reportable, but with approval from Compliance they are:  exempt from quarterly transaction and annual holdings certifications (though you must still provide account statements).  exempt from the Access Person and Research Analyst/Portfolio Manager tradingrules (such as the rules concerning pre-clearanceand the 60-day holding period) (pp. 4–5), but you still must obtain pre-approval before your advisor participates in an IPO or private placement.  exempt from certain “Ethical Personal Investing” trading rules such as excessive trading and trading of MFS funds (p. 3). Request approval for these accounts using the Account Exception form found in iComply.

Only make investments in MFS open-end funds directly through MFS (or another entity MFS may designate) unless you have received an exception from Compliance. Do not participate in initial public offerings (IPOs) or other limitedofferings ofsecuritiesexceptwithadvanceapproval from MFS. This rule includes initial, secondary and follow-on offerings of equity securities and closed-end funds and new issues of corporate debt securities. To request approval for an IPO or secondary offering, enter an Initial Public Offering Request using the form found on iComply. Note that approval is not typically granted, and when granted often involves strict limits. Never use a derivative, or any other instrument or technique, to get around a rule. If an investment transaction is prohibited, then you are also prohibited from effectively accomplishing the same thing by using futures, options, ETFs or any other type of financial instrument. Do not invest in Contracts for Difference or engage in spread betting on financial markets. This includes any wagering on market spreads or behaviors and any off-exchange trading. Rules that Apply Only to Access Persons Pre-clearing personal trades pre-clearanceon the dayyouwantto place the trade by enteringyour Make sure you understand which securities require pre-clearance. Note that there are some differences between which securities require pre-clearance and which must be reported. See the table on page 7 of this policy. Pre-clearallpersonaltradesinapplicablesecurities.Request Personal Investing | Page 4 WHICH ACCESS LEVEL ARE YOU? Access Persons Most MFS personnel, including all officers and directors, are designated as Access Persons. You should consider yourself an Access Person unless it has been communicated to you by Compliance that you are not. Research Analysts and Portfolio Managers In addition to the rules for Access Persons, these individuals are subject to additional rules, as noted on the following pages. Compliance may designate other personnel as Access Persons. This may include consultants, contractors or interns who provide services to MFS, and employees of Sun Life Financial Inc. Changes in job status and life events When changing jobs within MFS, ensure that you understand the rules that apply to you. Confirm with your new manager and Compliance what your access level is and what restrictions and requirements apply to you. When going on leave, you must continue to comply with this policy unless otherwise approvedby Compliance. When you returnfrom leave you must complete any outstanding obligations. Be cognizant of reporting obligations under this policy when life events occur such as marriage, divorce or inheritance of an account. Consult with Compliance when uncertain. HELPFUL TO KNOW request in the iComply system. Remember that you must pre-clear tradesforallof yourreportableaccounts(suchasthoseofa spouseor domestic partner) as well as for securities not held in an account. Onceyouhaverequested pre-clearance, waitfor a response.Do NOT place any trade order until you have received notice of approval for that trade. Note that pre-clearance requests can be denied at any time and for any reason. Pre-clearance approvalsexpireat the end of the tradingdayon which they are issued. Obtain advance approval for any private investments or other unregistered securities. This includes private placements (investments in private companies), private investment in public equity securities (PIPES), hedge funds or other private funds, “crowdfunding” or “crowdsourcing” investments, peer-to-peer lending, pooled vehicles (suchas partnerships), Initial Coin Offerings (ICO’s), Security Tokens and other similar investments. Before investing, enter a Private Placement/Unregistered Securities Approval Request found on iComply, and do not act until you have received approval. Personal Investing | Page 5

personally or if making such a recommendation would create the appearance of a conflict of interest. Notify Compliance promptly of any apparent conflicts, but do not refrain from making a research recommendation. ADDITIONAL REQUIREMENTS FOR PORTFOLIO MANAGERS including Research Analysts assigned to a fund as a portfolio manager Never personally trade (or transfer ownership of) a reportable security within seven calendar days before or after a trade in any security or derivative of the same issuer in any client account that you manage. In practice, this means:  Contacting Compliance promptly when deciding to make a portfolio trade in any securityyou have personally traded within the past seven calendar days (but do not refrain from making a trade that is suitable for a client account even if you have traded the security personally).  Refraining from personally trading any reportable securities you think any of your client accounts might wish to trade within the next seven calendar days.  Delaying personal trades in any reportable securities your client accounts have traded until the eighth calendar day after the most recent trade by a client account (or longer, to be certain of avoiding any appearance of conflict of interest). Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion or to involuntary transactions. Never buy and then sell (or sell and then buy), within 14 calendar days, any shares of a fund you manage. Contact Compliance before any fund you manage invests in any securities of an issuer whose private securities you own or if the private entity enters into a material transaction with a public issuer. You will need to disclose your private interest and assist Compliance in performing review. Limits to personal investment practices Do not take an uncovered short position. This includes selling securities short, buying puts without a corresponding long position and writing naked calls. Do not buy and then sell (or sell and then buy) at a profit the same or equivalent reportable security within 60 calendar days. MFS may interpret this rule very broadly. For example, it may look at transactions across all of your reportable accounts and may match trades that are not of the same size, security type or tax lot. Any gains realized in connection with these transactions must be surrendered. Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion, or to involuntary transactions. Japan-based personnel: See rule with higher standard below. ADDITIONAL REQUIREMENTS FOR RESEARCH ANALYSTS including Research Associates and Portfolio Managers who may write research notes Nevertrade(ortransferownershipof)reportablesecurities personallywhileinpossessionofmaterialinformationabout an issuer you have researched or been assigned to research unless you have already communicated the information in a research note. Japan-based personnel: See rule with higher standard below. Understand and fulfill your duties with regard to research recommendations. You have an affirmative duty to provide unbiased and timely research recommendations in a research note. You must:  Disclose trading opportunities for client accounts prior to trading personally in any securities of that issuer.  Provide a research recommendation if a security is suitable for the client accounts even if you have already traded the security ADDITIONAL REQUIREMENTS FOR JAPAN-BASED PERSONNEL Do not buy and then sell (or sell and then buy) the same or equivalent reportable security within six months. Nevertradepersonallyinanysecurityyou haveresearchedin the prior 30 days or are scheduled to research in the future. Personal Investing | Page 6 HELPFUL TO KNOW Not recommended: Good ‘til canceled orders and buying on margin These practices can create significant risk of policy violations. Good ‘til canceled orders may execute after your pre-clearance approval has expired. Placing day orders avoids this risk. With margin, you might not be able to receive pre-clearance approval for those securities you wish to sell to meet a margin call

Additional Information for all Personnel Subject to this Policy owner of the child’s accounts and securities. family members: Beneficial ownership is determined on a case-by-case and to have no beneficial interest in one another’s accounts and securities. ownership is determined on a case-by-case basis. Personal Investing | Page 7 HELPFUL TO KNOW How we enforce this policy Compliance is responsible for interpreting and enforcing this policy. Exceptions may only be granted by Compliance. In that capacity, Compliance reviews and monitors transactions and reports and also investigates potential violations. The Employee Conduct Oversight Committee reviews potential violations, and where it determines that a violation has occurred, it usually imposes a penalty. These may range from a violation notice to a requirement to surrender profits to a termination of employment, among other possibilities. BENEFICIAL OWNERSHIP: PRACTICAL EXAMPLES Accounts of parents or children Transfer on death (TOD) accounts  You share a household with one or both parents, but you do not provide any You automatically become the registered owner upon the death of the prior financial support to the parent(s): You are not a beneficial owner of theaccount owner: You are a beneficial owner as of the date the account is re-parents’ accounts and securities.registered in your name, but not before.  You share a household with one or more of your children, whether minor orTrusts adult, and you provide financial support to the child: You are a beneficial You are a trustee for an account whose beneficiaries are not immediate  You have a child who lives elsewhere whom you claim as a dependent for taxbasis, including whether it constitutes an outside business activity (see the purposes: You are a beneficial owner of the child’s accounts and securities.Outside Activities & Affiliations Policy). Accounts of domestic partners or roommates  You are a trustee for an account and you or a family member is a beneficiary:  You are a joint owner or named beneficiary on an account of which aYou are a beneficial owner of the account. domestic partner is an owner: You are a beneficial owner of the domestic You are a beneficiary of the account and can make investment decisions partner’s accounts and securities.without consulting a trustee: You are a beneficial owner of the account.  You provide financial support to a domestic partner, either directly or by You are a beneficiary of the account but have no investment control: You are paying any portion of household costs: You are a beneficial owner of thea beneficial owner as of the date the trust is distributed, but not before. domestic partner’s accounts and securities. You are the settlor of a revocable trust: You are a beneficial owner of the account.  You have a roommate: Generally, roommates are presumed to be temporary Your spouse or domestic partner is a trustee and a beneficiary: Beneficial UGMA/UTMA accounts Investment powers over an account  Either you or your spouse is the custodian of a Uniform Gift/ Trust to Minor You have power of attorney over an account: You are a beneficial owner as of Account (UGMA/UTMA) for a minor, and one or both of you is a parent ofthe date you assume control of the trading or investment decisions on the the minor: You are a beneficial owner of the account. (If someone else is theaccount, but not before. custodian, you are not a beneficial owner.) You have investment discretion over an account that holds, or could hold,  Either you or your spouse is the beneficiary of an UGMA/UTMA account andreportable securities: You are a beneficial owner of the account, regardless is of majority age (for instance, 18 years or older in Massachusetts): You areof the location, account type or the registered owner(s) (other than to fulfill a beneficial owner of the account.duties of employment).  You are serving in a role that allows or requires you to delegate investment discretion to an independent third party: Beneficial ownership is determined on a case-by-case basis.

Additional Information for all Personnel Subject to this Policy Note: Securities terminology varies widely in global markets. If a security type is not listed here or you are unsure how a security is treated under this policy, please contact Compliance directly. Funds Open-end funds that are advised or sub-advised by MFS (and are not money market funds) Yes No 529 Plans holding MFS advised or sub-advised funds Yes No Exchange-traded funds (ETFs) and exchange-traded notes (ETNs), including options, futures, structured notes and other derivatives related to these exchange-traded securities¹ Yes No Equities Equity securities, including real estate investment trusts (REITS), and including options, futures, structured notes or other derivatives on equities Yes Yes Fixed income US Treasury securities and other obligations backed by the full faith and credit of the US government No No Fannie Mae, Freddie Mac, Federal Home Loan Banks, Federal Farm Credit Banks and Tennessee Valley Authority) Non-US government securities, and options, futures or other derivatives on these securities. Yes Yes Other types of assets (including real estate limited partnerships or cooperatives) Private MFS stock and private shares of Sun Life of Canada (US) Financial Services Holdings, Inc. No No Derivatives (such as options, futures or swaps) on security indexes Yes No Compliance Other types of transactions Gifts of securities, including charitable donations, transfers of ownership, and inheritances Yes No ¹Investments in MFS sub-advised ETF’s are prohibited Personal Investing | Page 8 NoNo Derivatives (such as options, futures or swaps) on commodities and currencies, including virtual currenciesOnly if notified by Limited offerings, IPOs, secondary offeringsYesYes Initial and subsequent investments (including capital calls) in any private placement or other unregistered securitiesYesYes Money market instruments, such as certificates of deposit and commercial paperNoNo US government agency debt obligations that are not backed by the full faith and credit of the US government (such asYesYes Corporate and municipal bond securities, including options, futures or other derivativesYesYes Sun Life Financial Inc. (publicly traded shares)YesYes YesYes Closed-end funds (including venture capital trusts, investment trusts and MFS closed-end funds)YesYes Open-end funds that are not advised or sub-advised by MFSNoNo Money market funds (MFS or other)NoNo ReportPre-clear Access persons only contract for difference A contract for difference (CFD) is a contract Policies & Procedures page for a current list of reportable funds. Personal Investing | Page 8 Terms with special meanings Within this policy, the following terms carry the specific meaningsreportable funds Any fund for which MFS acts as investment advisor, indicated below.sub-advisor, or principal underwriter including MFS retail funds, MFS Variable Insurance Trust and MFS Meridian funds. See the iComply system between an investor and an investment bank or a spread-betting firm. At the end of the contract, the parties exchange the difference between the opening and closing prices of a specified financial instrument, including shares or commodities. involuntary transaction Transactions that are not under your direct or indirect influence or control, such as inheritances, gifts received, automatic investment plans, dividends and dividend reinvestments, corporate actions (such as stock splits, reverse splits, mergers, consolidations, spin-offs and reorganizations), exercise of a conversion or redemption right or automatic expiration of an option.